EXHIBIT 99.1

December 9, 2008

Dear AE Biofuels Shareholders,

As we approach year-end, I would like to give a brief update on the status of AE Biofuels, Inc. (the Company) and its subsidiaries, as well as highlight some of the key projects planned for 2009.

In 2006 and 2007, the Company raised approximately $34 million in equity to fund its business plan.  In 2008, the Company made substantial progress in executing against its plans, highlighted by the following events:

India

•

We completed our first biodiesel plant in Kakinada, India, which has a nameplate capacity of 50 million gallons per year (MGY). We plan to expand our biodiesel capacity at this plant to 100 MGY in 2009.

• In October we received our factory license to produce and sell biodiesel for both domestic use and for export internationally and we commenced sales in November 2008.

• We have recently signed an agreement to provide the Kakinada plant with a working capital line of credit, which will fund plant operations at full capacity.

• In addition, the Company is also negotiating additional biodiesel sales at favorable profit margins.	The Company’s biodiesel production facility in Kakinada, India.

•

In October, the Company appointed Sanjeev Gupta as President of our Indian subsidiary.  A two-year member of the AE Biofuels team, Mr. Gupta is a former Nabisco executive in India and recently served as the president of a $250 million global specialty chemicals supplier.

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Glycerin is the primary byproduct of biodiesel production.  We are in the process of constructing a glycerin refinery and pre-treatment facility at our plant in Kakinada, which we expect to complete in the first quarter of 2009.  This refinery will enable our plant to sell refined glycerin at a significantly higher price than crude glycerin and is expected to provide additional positive cash flow from the Kakinada facility.

20400 Stevens Creek Blvd. ▪ Suite 700 ▪ Cupertino, CA  95014

www.aebiofuels.com

United States

•

The 2007 Energy Security Act mandates 100 million gallons of cellulosic ethanol in 2010, growing to 16 billion gallons by 2022.  In August 2008, we opened the first integrated cellulose and starch ethanol commercial demonstration facility in the United States. Our 9,000 square foot demonstration plant is capable of producing ethanol from a variety of feedstock sources, including grasses, wheat straw, corn, corn stover (corn stalks), and bagasse (sugar cane stalks). Our integrated technology addresses the immediate need for commercially viable uses of non-food feedstocks to complement existing sources to meet the worldwide demand for ethanol as a transportation fuel.

•

Our strategy for the commercialization of our integrated cellulose and starch process includes: (i) acquiring existing starch (corn) plants and retrofitting them with our technology; (ii) establishing joint ventures with existing ethanol plants (including corn ethanol plants in the U.S. and sugarcane ethanol plants in Brazil and India); (iii) constructing and operating standalone cellulosic ethanol facilities; and (iv) licensing our proprietary technology to ethanol plants in the U.S., Brazil and India.

Press coverage from our August 2008 plant opening

“By making ethanol production more efficient and cheaper, the technology will be part of the mix in solving the country’s dependence on foreign oil.” --US Senator Max Baucus, Chairman, Senate Finance Committee, Aug 12, 2008 (The Billings Gazette)

“The founders of AE Biofuels are trailblazers in the field of finding fuel sources.” --Montana Governor Brian Schweitzer, Aug 12, 2008 (Montana Standard)

The Company’s cellulosic ethanol commercial demonstration
facility in Butte, Montana

“Gov. Brian Schweitzer and the state’s full congressional delegation all were on hand to herald the AE Biofuels, Inc. ethanol plant as the start of something very big.” Aug 11, 2008 (Associated Press)
U.S. Senator Max Baucus (MT); AE Biofuels Chmn & CEO Eric McAfee;
U.S. Representative Denny Rehberg (MT); Paul Dickerson
(U.S. Dept. of Energy); U.S. Senator John Tester (MT); and Clark Johnson
(U.S. Dept. of Ag.)

20400 Stevens Creek Blvd. ▪ Suite 700 ▪ Cupertino, CA  95014

www.aebiofuels.com

•

In October 2008, we negotiated the terms for the acquisition of the profitable operating ethanol production and distribution businesses of Renova Energy plc, a London-based public company previously listed on the AIM Exchange which filed for Chapter 11 on June 30, 2008.  This acquisition, which is expected to close in the first calendar quarter of 2009, will give AE Biofuels an operating 10 MGY ethanol production facility and fifteen ethanol production distribution terminals generating revenues at an annual run rate of approximately $70 million.  At closing, AE Biofuels expects to acquire 72.5% of the equity ownership in Renova’s operating businesses and expects to receive a five-year option to purchase the remaining 27.5% of the equity ownership for $3 million.  The acquisition is scheduled to be funded by up to $31 million of debt provided by current and new lenders.  We plan to convert the Renova ethanol production facility into an integrated cellulose/starch ethanol plant as a demonstration of profitable cellulosic ethanol production at commercial volumes. This transaction is subject to bankruptcy court approval and completion of financing by AE Biofuels.

Other Updates

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On October 16, 2008, the Board appointed John R. Block to the Company’s Board. Mr. Block served as Secretary of Agriculture from 1981 to 1986 under President Ronald Reagan.  He also served as Executive Vice President at the Food Marketing Institute and was the President of Food Distributors International.  Mr. Block is a Senior Legislative Advisor to Olsson Frank Weeda, an organization that represents the food industry, and an Illinois farmer.  The Company’s Board of Directors is now comprised of five directors:  Lt. Gen (Retired) Michael DeLong (president of Boeing Middle East); Harold Sorgenti (former president of ARCO Chemical); Michael Peterson (former Goldman Sachs/Merrill Lynch); John Block; and Eric A. McAfee, the Company’s Chairman and CEO.

Sales of Restricted Common Stock

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Beginning December 15, 2008, a significant number of shares of the Company’s common stock will become eligible for sale under Rule 144.  The Company, working with its transfer agent Corporate Stock Transfer, has established procedures by which its stockholders may sell shares under Rule 144, a copy of which is provided with this letter.  Our Common Stock is traded under the symbol AEBF.OB.  The resale of a significant number of shares of our common stock beginning December 15, 2008 may cause the price of our common stock to become volatile until a new price range is established.

We are pleased with the progress the Company has made this year in building lasting value for our shareholders while fulfilling our corporate goal to become a leading developer of next generation biofuel technology and a global producer and supplier of advanced biofuels.  We consider the Company to be excellently positioned for success in 2009 and beyond, as we expect biofuels mandates to expand the market for our products.  On behalf of our team in the U.S. and India, we appreciate the continued support of our shareholders.

Investors and security holders may obtain additional information about the Company on the investor page of our website at www.aebiofuels.com or on the SEC’s website at www.sec.gov.  We look forward to bringing you more good news in the coming year.

Sincerely,

/s/ Eric McAfee
Eric McAfee
Chairman and CEO

20400 Stevens Creek Blvd. ▪ Suite 700 ▪ Cupertino, CA  95014

www.aebiofuels.com

Disclaimer: All statements, other than statements of historical facts, included in this letter, are forward looking statements.  Any forward looking statements are not guarantees of the Company’s future performance and are subject to a wide range of risks and uncertainties that could cause the Company’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  The Company disclaims any duty to update any forward looking statements.  Some of the factors that may cause the Company’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

• Changes in or elimination of laws, tariffs, trade or other controls or enforcement practices such as:
o National, state or local energy policies;
o ethanol and biodiesel tax incentives;
o Regulation currently proposed and/or under consideration which may increase the existing renewable fuel standard and other legislation mandating the usage of biofuels;
• Environmental laws and regulations applicable to the Company’s operations and the enforcement thereof;
• Changes in weather and general economic conditions;
• Timing of the grant of factory licenses and other permits required for the production and sale of glycerin and other byproducts;
• Overcapacity within the ethanol, biodiesel and petroleum refining industries;
• Total consumption of gasoline;
• Availability and costs of products and raw materials, particularly palm oil;
• Fluctuations in petroleum and biofuels prices;
• The impact on margins from a change in the relationship between prices received from the sale of byproducts and the price paid for feedstocks such as palm oil;
• The Company’s ability to raise additional capital and secure additional financing, and our ability to service such debt, if obtained;
• Liability resulting from actual or potential future litigation;
• Plant shutdowns or disruptions at our plant or plants whose products we market; and
• Fluctuations in earnings resulting from increases or decreases in the value of ethanol or biodiesel inventory.

Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission.

20400 Stevens Creek Blvd. ▪ Suite 700 ▪ Cupertino, CA  95014

www.aebiofuels.com